Exhibit 99.1
PetMeds® Announces Second Quarter Financial Results

Delray Beach, Florida, November 10, 2026, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its second quarter ended September 30, 2026.

Quarterly Highlights
•For the second quarter ended September 30, 2026, net sales were $35.8 million compared to $44.4 million for the prior year period, a decrease of 19.4%, primarily driven by a decline in prescription medication sales and higher consumer promotional usage.
•Net loss for the quarter ended September 30, 2026, was $6.4 million, or $(0.31) per diluted share, compared to a net loss of $8.5 million, or $(0.41) per diluted share, for the prior year period. The decrease in net loss was primarily driven by lower general and administrative expenses and advertising expenses. These favorable factors were partially offset by lower gross profit primarily driven by unfavorable product mix shift and lower manufacturer rebates as a percentage of sales, partially offset by lower net freight costs per order.
•Adjusted EBITDA1 was $(3.6) million compared to $(2.3) million in the prior year period.

“We have stabilized the operations of the business and our focus now is on transforming our core direct-to-consumer pharmacy business and making PetMeds a leaner, more profitable company at the size we are today,” said Jeff Willard, Chief Executive Officer and President of PetMeds. “We are already making progress: this quarter we cut our cost to acquire a new customer by 32% from a year ago. Next, we are repositioning the brand so pet parents know exactly why to choose PetMeds, making our marketing work harder, making our website easier to buy from, and keeping more of the customers we win. Every one of these steps is built to create a profitable PetMeds that can grow again.”

Earnings Webcast
PetMeds will host a webcast reviewing financial results for the second quarter ended September 30, 2026 at 4:30pm Eastern Time today. The webcast can be accessed at the “News & Events” section of the Company’s investor relations website at https://investors.petmeds.com/News--Events/events-and-presentations/default.aspx or directly here.
About PetMed Express, Inc.

Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PetMeds family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com

Forward Looking Statement

This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, filed on June 2, 2026. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Investor Contact:
ICR, LLC
Reed Anderson
(646) 277-1260
investor@petmeds.com

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share amounts)

	September 30, 2026	March 31, 2026
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,418	$21,412
Accounts receivable, less allowance for credit losses of $0 and $25, respectively	1,373	1,908
Inventories	6,303	13,608
Prepaid expenses and other current assets	6,187	6,378
Prepaid income taxes	62	258
Total current assets	25,343	43,564

Noncurrent assets:
Property and equipment, net	23,472	26,326
Intangible and other assets, net	10,310	10,789
Operating lease right-of-use assets	278	512
Total noncurrent assets	34,060	37,627
Total assets	$59,403	$81,191

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,258	$20,906
Sales tax payable	18,927	22,261
Accrued expenses and other current liabilities	7,302	7,665
Current operating lease liabilities	291	493
Deferred revenue	588	689
Income taxes payable	—	20
Total current liabilities	42,366	52,034
Deferred tax liabilities, net	175	175
Operating lease liabilities, net of current lease liabilities	—	42
Total liabilities	42,541	52,251

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized:
Convertible preferred stock, $0.001 par value, with a liquidation preference of $4 per share, 250,000 shares authorized; 2,500 and 2,500 convertible shares issued and outstanding, respectively	9	9
Series A Junior Participating Preferred Stock, $0.001 par value, 100,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value, 40,000,000 shares authorized; 22,131,508 and 21,385,638 shares issued and outstanding, respectively	22	21
Additional paid-in capital	20,147	19,647
Retained earnings	(3,316)	9,263
Total shareholders' equity	16,862	28,940
Total liabilities and shareholders' equity	$59,403	$81,191

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025

Net sales	$35,770	$44,364	$76,785	$95,544
Cost of sales	25,967	31,949	55,649	68,726

Gross profit	9,803	12,415	21,136	26,818

Operating expenses:
General and administrative	11,968	14,176	23,165	27,124
Advertising	2,072	4,341	6,292	10,387
Depreciation and amortization	2,182	2,278	4,330	4,561
Impairment of goodwill and intangible assets	—	—	—	27,258
Total operating expenses	16,222	20,795	33,787	69,330

Loss from operations	(6,419)	(8,380)	(12,651)	(42,512)

Other income:
Interest (expense) income, net	(195)	(326)	(533)	(524)
Other, net	194	195	632	382
Total other (expense) income	(1)	(131)	99	(142)

Loss before provision for income taxes	(6,420)	(8,511)	(12,552)	(42,654)

Provision for income taxes	14	9	27	18

Net loss	$(6,434)	$(8,520)	$(12,579)	$(42,672)

Basic and diluted net loss per share	$(0.31)	$(0.41)	$(0.60)	$(2.05)
Basic and diluted weighted-average common shares outstanding	21,072,155	20,889,124	21,059,843	20,822,270

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(12,579)	$(42,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,330	4,561
Impairment of goodwill and intangible assets	—	27,258
Share-based compensation	524	839
Bad debt (recovery) expense	—	6
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	535	346
Inventories	7,305	1,437
Prepaid income taxes	196	36
Prepaid expenses and other current assets	191	(1,031)
Operating lease right-of-use assets	234	225
Accounts payable	(5,648)	(4,445)
Sales tax payable	(3,334)	416
Accrued expenses and other current liabilities	(133)	(23)
Lease liabilities	(244)	(228)
Deferred revenue	(101)	(1,090)
Income taxes payable	(20)	(80)
Net cash used in operating activities	(8,744)	(14,445)

Cash flows from investing activities:
Purchases of property and equipment	(1,227)	(3,916)
Net cash used in investing activities	(1,227)	(3,916)

Cash flows from financing activities:
Dividends paid	—	(23)
Cash paid for tax withholding on net settlement of restricted stock	(23)	(238)
Net cash used in financing activities	(23)	(261)

Net decrease in cash and cash equivalents	(9,994)	(18,622)
Cash and cash equivalents, at beginning of period	21,412	54,720

Cash and cash equivalents, at end of period	$11,418	$36,098

Supplemental disclosure of cash flow information:

Cash paid for income taxes, net of refunds	$(137)	$66

Dividends payable in accrued expenses and other current liabilities	$—	$1

Non-cash investing activity for property and equipment additions	$(230)	$(854)

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense (benefit), depreciation and amortization; income tax provision, interest income (expense), and certain other non-operational expenses. We have provided reconciliations below of net (loss) income to adjusted EBITDA, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense (benefit) and depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other non-operational expenses, employee severance, impairment of goodwill and intangible assets, and interest expense relating to an estimated unremitted prior sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect net share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain non-operating expenses (income) including sales tax expense (income) relating to recording a liability for sales tax we did not collect from our customers;
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Because of these and other limitations, Adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure to Adjusted EBITDA for each of the periods indicated:
Reconciliation of Unaudited Non-GAAP Measures
PetMed Express, Inc.

	Three Months Ended		Increase (Decrease)
($ in thousands, except percentages)	September 30, 2026	September 30, 2025	$	%

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(6,434)	$(8,520)	$2,086	24%

Add (subtract):
Share-based Compensation Expense	326	248	78	31%
Income Taxes	14	9	5	56%
Depreciation and Amortization	2,182	2,278	(96)	(4)%
Interest Expense (Income), Net	195	326	(131)	(40)%
Employee Severance	74	1,223	(1,149)	(94)%
Professional Fees (1)	—	2,120	(2,120)	(100)%
Adjusted EBITDA	$(3,643)	$(2,316)	$(1,327)	(57)%

	Six Months Ended		Increase (Decrease)
($ in thousands, except percentages)	September 30, 2026	September 30, 2025	$ Change	% Change

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(12,579)	$(42,672)	$30,093	71%

Add (subtract):
Share-based Compensation Expense	524	839	(315)	(38)%
Income Taxes	27	18	9	50%
Depreciation and Amortization	4,330	4,561	(231)	(5)%
Interest Expense (Income), Net	533	524	9	2%
Employee Severance	74	1,319	(1,245)	(94)%
Professional Fees (1)	—	3,141	(3,141)	(100)%
Impairment of goodwill and intangible assets	—	27,258	(27,258)	(100)%
Adjusted EBITDA	$(7,091)	$(5,012)	$(2,079)	(41)%

(1) Consists of professional fees related to the completed Audit Committee investigation as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.